Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements of Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) are presented to illustrate the estimated effects of the acquisition of U.S. rights to the pharmaceutical product, Treximet®, which closed on August 20, 2014 (the “acquisition” or the “transaction”), and the related financing to fund the acquisition on the historical financial position and results of operations of the Company.

The unaudited pro forma condensed combined financial statements are based upon and derived from and should be read in conjunction with the historical audited financial statements for the year ended December 31, 2013 and historical unaudited financial statements for the nine months ended September 30, 2014 of the Company, and the audited statement of assets acquired as of the August 20, 2014, historical audited statement of revenues and certain direct expenses for the year ended December 31, 2013 and historical unaudited statement of revenues and certain direct expenses for the six months ended June 30, 2014 of the Treximet® product line.

The unaudited pro forma condensed combined statement of operations and comprehensive income (loss) for the year ended December 31, 2013 and nine months ended September 30, 2014 assumes that the acquisition was completed on January 1, 2013.

The Company has determined that the acquisition of U.S. rights to Treximet® constitutes a business combination as defined by Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). Under ASC 805, the assets acquired (there are no liabilities assumed) are recorded at their acquisition date fair values as described in the accompanying notes to the statement of assets acquired of the Treximet® product. Any excess of the purchase price over the fair value of assets acquired is recognized as goodwill. Fair values of assets acquired are determined based on the requirements of ASC 820 Fair Value Measurements and Disclosures . The fair values of assets acquired are based on the preliminary estimates of fair values as of the acquisition date.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma combined financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information.  Management believes the fair values recognized for the assets acquired are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available.  There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

The unaudited pro forma condensed combined financial statements have been prepared by management in accordance with the Article 11 of Regulation S-X, and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the acquisition. In addition, the accompanying unaudited pro forma combined statement of operations and comprehensive income does not include any pro forma adjustments to reflect operational efficiencies, expected cost savings or economies of scale which may be achievable or the impact of any non-recurring charges and one-time transaction related costs that result directly from the transaction.  The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations and comprehensive income (loss), expected to have continuing impact on the combined results of operations.

This unaudited pro forma condensed combined financial information should be read in conjunction with:

●
the Company’s historical audited financial statements and accompanying notes as of and for the year ended December 31, 2013 included in the Company’s annual report on Form 10-K, filed with the Securities Exchange Commission (SEC) on March 17, 2014;

●
the Company’s historical unaudited financial statements and accompanying notes as of and for the nine months ended September 30, 2014 included in the Company’s quarterly report on Form 10-Q, filed with the SEC on November 10, 2014;

●
the Statement of revenues and certain direct expenses of the Treximet® product line and the accompanying notes for the year ended December 31, 2013 (audited) and for the six months period June 30, 2014 (unaudited), included as Exhibit 99.3 to the Company’s Current Report on Form 8-K/A, filed with the SEC on October 9, 2014; and

●
the audited Statement of assets acquired of the Treximet® product line and accompanying notes as of August 20, 2014, included as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A, filed with the SEC on October 9, 2014.

Description of transaction

On August 20, 2014, we, through our wholly owned subsidiary Pernix Ireland Limited (“PIL”), formerly known as Worrigan Limited, completed the acquisition of the U.S. intellectual property rights to the pharmaceutical product, Treximet, from GlaxoSmithKline plc and certain of its related affiliates (together “GSK”).

The total purchase price originally consisted of an upfront cash payment of $250.0 million to GSK upon closing of the transaction, and up to $17.0 million payable to GSK upon receipt of an updated Written Request for pediatric exclusivity from the U.S. Food & Drug Administration (“FDA”).  As a result of delays by GSK in supplying the commercial product to us, we subsequently reduced the $17.0 million contingent payment amount to $1.95 million.  We funded this acquisition with $220.0 million in debt, plus approximately $32.0 million from available cash.

In connection with the transaction, GSK assigned to Pernix Ireland Ltd. (“PIL”) the Product Development and Commercialization Agreement, (the “PDC Agreement”) between GSK and Pozen Inc. (“Pozen”).  Under the PDC Agreement, PIL paid $3.0 million to CPPIB (which owns the rights to the royalty payments under the PDC Agreement), and the Company has also granted Pozen a warrant (the “Warrant”) to purchase 500,000 shares of our common stock at an exercise price of $4.28 per share (the closing price of the our common stock on May 13, 2014 as reported on NASDAQ). The Warrant is exercisable from the closing date (August 20, 2014) of the Agreement until February 28, 2018. We will continue to pay a royalty to Pozen as part of the PDC Agreement, equal to 18% of net sales with quarterly minimum royalty amounts of $4.0 million for the calendar quarters commencing on January 1, 2015 and ending on March 31, 2018.

Pursuant to the agreement between GSK and PIL, GSK will manufacture Treximet® for sale to the Company for a period of three years, unless terminated earlier.

PERNIX THERAPEUTICS HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(in thousands, except per share amounts)

	Pernix Historical	Treximet Historical	Pro forma Adjustments		Pernix Pro forma As adjusted

Net revenues	$67,913	$36,672	$-		$104,585
Costs and operating expenses
Cost of product sales	30,350	7,586	-		37,936
Selling, general and administrative expenses	42,415	(77)	(716)		41,622
Research and development expense	1,604	3,095	-		4,699
Depreciation and amortization expense	14,319	2,648	38,423	(2)	55,390
Loss on disposal of equipment	160	-	-		160
Loss on sales of PML (including impairment charge)	6,659	-	-		6,659
Total costs and operating expenses	95,507	13,252	37,707		146,466

Income (loss) from operations	(27,594)	23,420	(37,707)		(41,881)

Other income (expense)
Interest expense, net	(8,833)	-	(15,162	)(3)	(23,995)
Total other income (expense), net	(8,833)	-	(15,162)		(23,995)

Income (loss) before income taxes	(36,427)	23,420	(52,869)		(65,876)

Income tax benefit	8,960	-	10,405	(4)	19,365

Net income (loss)	$(27,467)	$23,420	$(42,464)		$(46,511)

Other comprehensive income (loss)	-	-	-		-

Comprehensive income (loss)	$(27,467)	$23,420	$(42,464)		$(46,511)

Net loss per share, basic	$(0.73)	$-	$-		$(1.24)
Net loss per share, diluted	$(0.73)	$-	$-		$(1.24)
Weighted-average common shares, basic	37,743	-	-		37,743
Weighted-average common shares, diluted	37,743	-	-		37,743

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PERNIX THERAPEUTICS HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT
OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2013
(in thousands, except per share amounts)

	Pernix Historical	Treximet Historical	Pro forma Adjustments		Pernix Pro forma As adjusted

Net revenues	$84,872	$78,835	$-		$163,707
Costs and operating expenses
Cost of product sales	43,870	16,191	-		60,061
Selling, general and administrative expenses	62,551	64	-		62,615
Research and development expense	4,798	4,631	-		9,429
Depreciation and amortization expense	8,676	6,354	59,360	(2)	74,390
Loss on disposal of assets, impairment of intangibles	19,638	-	-		19,638
Total costs and operating expenses	139,533	27,240	59,360		226,133

Net income (loss) from operations	(54,661)	51,595	(59,360)		(62,426)

Other income (expense)
Change in fair value of put right	(8,361)	-			(8,361)
Change in fair value of contingent consideration	805	-			805
Gain on contingent consideration and put right	16,269	-			16,269
Interest expense, net	(4,049)	-	(28,621	)(3)	(32,670)
Gain on sale of investment	3,605	-	-		3,605
Total other income (expense), net	8,269	-	(28,621)		(20,352)

Income (loss) before income taxes	(46,392)	51,595	(87,981)		(82,778)

Income tax benefit	20,756	-	17,996	(4)	38,752

Net income (loss)	$(25,636)	$51,595	$(69,985)		$(44,026)

Other comprehensive (loss)/income
Unrealized gain during period, net of tax $(411)	(702)	-	-		(702)
Reclassification adjustment for net gains included in net loss, net of tax of $(1,332)	(2,273)	-	-		(2,273)

Comprehensive income (loss)	$(28,611)	$51,595	$(69,985)		$(47,001)

Net loss per share, basic	$(0.70)	$-	$-		$(1.21)
Net loss per share, diluted	$(0.70)	$-	$-		$(1.21)
Weighted-average common shares, basic	36,444	-	-		36,444
Weighted-average common shares, diluted	36,444	-	-		36,444

See the accompanying notes to the unaudited pro forma combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.
Treximet® product was not a separate legal entity of GSK and was never operated as a stand-alone business, division or subsidiary. GSK has never prepared full stand-alone or full carve-out financial statements for the Treximet® product, and has never maintained the distinct and separate accounts necessary to prepare such financial statements. Accordingly, GSK concluded that it was impractical to prepare the statement of financial position or the statement of assets acquired on the basis of the GSK’s historical GAAP carrying value related to the Treximet® product. Therefore, in accordance with the SEC rules, the Company has presented a statement of revenue and direct expenses as the Treximet historical financial information.

2.
Represents elimination of historical amortization expense on intangible assets recorded in the statement of revenues and certain direct expense of Treximet® and recording of amortization expense on intangible assets recognized in connection with the acquisition. The developed technology intangible asset recognized in the acquisition is amortized over the remaining useful life of 3.5 years.

3.
 Represents interest expense on the new term loan and amortization of deferred financing costs. The interest expense on new term loan, at the rate of 12% per annum, is $11.75 million for the six months ended June 30, 2014, and $26.40 million for the year ended December 31, 2013. Amortization of deferred financing costs is $1.11 million for the six months ended June 30, 2014, and $2.22 million for the year ended December 31, 2013.

4.
Represents income tax benefit on the amortization of intangible asset at the statutory tax rate of Ireland (12.50%), and the income tax benefit on the interest expense at the statutory tax rate of the United States (36.95%).